                        DAIMLER-BENZ VEHICLE TRUST 1996-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: JANUARY 1999
DISTRIBUTION DATE: 2/22/99


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                          Per $1,000 of Original
                                                                                                              Class A/Class B
                                                                                                             Certificate Amount
                                                                                                          ----------------------
      (i)   Principal Distribution
              Class A Amount                                                         $ 12,189,163.85             $15.328654
              Class B Amount                                                         $  1,228,601.99             $18.137065

     (ii)   Interest Distribution
              Class A Amount                                                         $    778,351.36             $ 0.978827
              Class B Amount                                                         $     66,305.57             $ 0.978827

    (iii)   Monthly Servicing Fee                                                    $    144,385.80             $ 0.167321
                                                                                     ---------------
              Monthly Supplemental Servicing Fee                                     $          0.00             $ 0.000000
              Class A Percentage of the Servicing Fee                                $    133,051.51             $ 0.167321
              Class A Percentage of the Supplemental Servicing Fee                   $          0.00             $ 0.000000
              Class B Percentage of the Servicing Fee                                $     11,334.29             $ 0.167321
              Class B Percentage of the Supplemental Servicing Fee                   $          0.00

     (iv)   Class A Principal Balance (end of Collection Period)                     $147,472,654.44
            Class A Pool Factor (end of Collection Period)                                18.545631%
            Class B Principal Balance (end of Collection Period)                     $ 12,562,781.74
            Class B Pool Factor (end of Collection Period)                                18.545631%

      (v)   Pool Balance (end of Collection Period)                                  $160,035,436.18

     (vi)   Class A Interest Carryover Shortfall                                     $          0.00
            Class A Principal Carryover Shortfall                                    $          0.00
            Class B Interest Carryover Shortfall                                     $          0.00
            Class B Principal Carryover Shortfall                                   ($  1,964,409.75)

    (vii)   Amount Otherwise Distributable to the Seller that is Distributed
                to Either the Class A or Class B Certificateholders                  $          0.00             $ 0.000000


   (viii)   Balance of the Reserve Fund Property (end of Collection Period)
              Class A Amount                                                         $ 27,721,276.49
              Class B Amount                                                         $          0.00

     (ix)   Aggregate Purchase Amount of Receivables repurchased by the Seller
                or the Servicer                                                      $          0.00


                                                                          Page 1